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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Spelling Entertainment Group Inc. of our report dated February 26, 1993 relating to the consolidated financial statements of Republic Pictures Corporation which appears in the Current Report on Form 8-K of Spelling Entertainment Group Inc. dated April 26, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE

Los Angeles, California
May 5, 1994